UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) April 4, 2002


                    Commission file number 33-55254-18


                   COMPOSITE INDUSTRIES OF AMERICA, INC.
           (Hereafter To Be  Known As COMPOSITE HOLDINGS, INC.)

            (Exact name of registrant as specified in charter)


                  Nevada                           87-0434297
       (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)       Identification number)

          5333 S. Arville St.  # 206
           Las Vegas, Nevada 89118                 702-579-4888
        (Name, address, including zip code, and telephone numbers, including area code, of agent of service)

Copies To:

William Morris
5333 S. Arville St. Suite 206
Las Vegas, NV 89118
(702) 579-4888

Item No. 1.     Changes in Control of Registrant.

William Morris is President, CEO and a Director of the Company and Susan Donohue is Chairman of the Board following the resignation of Merle Ferguson. Steve Nemergut has been appointed as a Director.
(also see Item No. 5 and 6)


Item No. 2.     Acquisition or Disposition of Assets.

No events to report.


Item No. 3.     Bankruptcy or Receivership.

No events to report.


Item No. 4.     Changes in Registrant's Certifying Accountant.

No events to report.


Item No. 5.     Other Events.

The Company changed its name to Composite Holdings, Inc. on April 4,
2002.

Composite Holdings, Inc. has a new CUSIP number of 20461U103 and a new trading symbol of COHIA for the new authorized Class A stock, which is set to begin trading on the OTC BB on May 7, 2002.

The Company re-capitalized its stock by decreasing the authorized amount of shares to 150,000,000 shares from 200,000,000 shares and authorizing two new classes of stock, Class A common stock (100,000,000 shares) and Series 1 Class B common stock (10,000,000 shares) and decreasing the amount of the various classes of preferred stock to the amount of 40,000,000 shares.

The Company filed a lawsuit against Lenore Avenue, LLC et al on April
4, 2002.

The Company accepted the resignation of Merle Ferguson as  President
and CEO on April 10, 2002.   William Morris, current Executive Vice-
President of Finance and CFO, assumed the office of President and CEO of the Company.


Item No. 6.     Resignation of Registrant's Directors.

The Company accepted the resignation of Merle Ferguson as Chairman of the Board on April 10, 2002 and appointed Susan Donohue as new
Chairman. Steve Nemergut, Esq. was appointed as a new director on April 16, 2002. William Morris remains a director.


Item No. 7.     Financial Statements, Proforma Financial Information
                and Exhibits.

Exhibit No.     Description

3.1             Amendment to the Articles of Incorporation changing name
                 to Composite Holdings, Inc. and Re-Capitalization.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COMPOSITE HOLDINGS, INC.


By: /s/ William Morris                        Dated:  17 April, 2002
        -------------------------------
        William Morris, President & CEO


By: /s/ Susan Donohue                         Dated:  17 April, 2002
        -------------------------------
        Susan Donohue, Secretary